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                                                                      EXHIBIT 99

In accordance with SEC Release 33-8238, this certification is to be treated as "furnished" rather than "filed" as part of the report.


                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In Connection with the Annual Report of the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. (the "Plan") on Form 11-K for the fiscal year ended December 31, 2002 (the "Report"), I, Thomas M. Lane, Member of the Management Pension Committee of WestPoint Stevens Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) to my knowledge, the Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Plan.

                                                  /s/ Thomas M Lane

                                                  ------------------------------
                                                  Thomas M. Lane
                                                  Member of the Management
                                                  Pension Committee

                                                  July 15, 2003

      A signed original of this written statement required by Section 906 has been provided to the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.